Exhibit 10.8
FIRST AMENDMENT
TO SENIOR MANAGEMENT AGREEMENT
     This FIRST AMENDMENT TO SENIOR MANAGEMENT AGREEMENT (this “Amendment”) is dated as of October ___, 2008, and effective as of October 2, 2006, by and among Aurora Diagnostics Holdings, LLC, Aurora Diagnostics, LLC, James C. New and Fred Ferrara (“Executive”), each a “Party” and collectively, the “Parties.”
     WHEREAS, the Parties entered into a certain Senior Management Agreement, dated as of October 2, 2006 (the “Senior Management Agreement”); and
     WHEREAS, the Parties desire to amend the Senior Management Agreement to correct the amount of the Annual Bonus for which Executive may be eligible;
     NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
     1. Amendment to Executive’s Annual Bonus Eligibility. The second sentence of Section 6(b) of Executive’s Senior Management Agreement shall be deleted in its entirety and replaced with the following:
“During the Employment Period, Executive shall be eligible for an annual bonus (“Annual Bonus”) in an amount up to forty percent (40%) of Executive’s Annual Base Salary based upon the achievement by the Company, Employer and their Subsidiaries of financial and other objectives set by the Board in consultation with the President and Chief Executive Officer in conjunction with the annual budgetary process contemplated by Section 3A(e) of the Purchase Agreement (with any such Annual Bonus for 2006 to be pro rated based on the portion of the 2006 calendar year that remains after the date hereof).”
     2. Effect. Except as expressly herein amended, the terms and conditions of the Senior Management Agreement remain in full force and effect. Capitalized terms used herein but not otherwise defined shall have the definitions given such terms in the Senior Management Agreement. The Parties agree and acknowledge that amounts paid to Executive as Annual Bonus payments prior to the date hereof have been made in accordance with the terms of the Senior Management Agreement, as amended hereby.
     3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all Parties, their successors and assigns.
[Signatures on Following Page]

     IN WITNESS WHEROF, the Parties have caused this Amendment to be executed on the date first referenced above.

AURORA DIAGNOSTICS HOLDINGS, LLC
By:	/s/ James C. New
James C. New
Chief Executive Officer & President

AURORA DIAGNOSTICS, LLC
By:	/s/ James C. New
James C. New
Chief Executive Officer & President

SELLING UNITHOLDER
/s/ James C. New
James C. New

EXECUTIVE
/s/ Fred Ferrara
Fred Ferrara